EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260985 on Form S-8 of our report dated March 31, 2022 relating to the consolidated financial statements of Lulu’s Fashion Lounge Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended January 2, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California

March 31, 2022